Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement No. 333-228333 on Form S-3ASR, (ii) Registration Statement No. 333-210061 on Form S-3ASR, as amended by Post-Effective Amendment No.1 on Form S-3 dated July 2, 2018, (iii) Registration Statement No. 333-223202 on Form S-8, as amended by Post-Effective Amendment No. 1 on Form S-8 dated July 2, 2018, (iv) Registration Statement No. 333-194249 on Form S-3, as amended by Post-Effective Amendment No. 1 on Form S-3 dated July 2, 2018, and (v) Registration Statement No. 333-169433 on Form S-1, as amended by Post-Effective Amendment No. 3 on Form S-3 dated July 2, 2018, and (vi) Registration Statement No. 333-230627 on Form S-8 dated March 29, 2019, relating to the consolidated financial statements and financial statement schedule of KKR & Co. Inc. and it’s subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

February 14, 2020